UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2011

NNN 2002 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-51098	75-3060438
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 28, 2011, Jeffrey T. Hanson resigned as our principal executive officer in connection with his resignation as president and chief investment officer of our manager, Grubb & Ellis Realty Investors, LLC, or GERI. On February 28, 2011, our manager appointed Steven M. Shipp to serve as our principal executive officer, in connection with Mr. Shipp’s position as the executive vice president, portfolio management of GERI.

Mr. Shipp, age 49, serves as the executive vice president, portfolio management of GERI, responsible for the day-to-day operations of GERI’s asset management and structured finance and refinance efforts, which is a position he has held since November 2010. Since December 31, 2010, Mr. Shipp has also served as the principal executive officer of NNN 2003 Value Fund, LLC. From November 2008 to November 2010, Mr. Shipp previously served as GERI’s managing director of structured finance. From October 1997 to June 2008, Mr. Shipp served as a special consultant to several of the largest commercial real estate lenders in the nation, including Nomura Securities North America, The Bank of New York Mellon and Prudential Asset Management, which is a role that overlapped his career at PDG America, LLC. Between February 2000 and March 2001, Mr. Shipp served as senior vice president of finance for a regional commercial retail development group, PDG America, LLC. Prior to PDG America, LLC, Mr. Shipp served as vice president of Bank of America’s commercial mortgage-backed securities asset management and securitized debt portfolio from June 1993 to June 1997. He also served as vice president and regional manager of loan administration for Bank of America, N.A. from September 1990 to August 1993. Mr. Shipp began his career working for Far West Savings and Loan Association in the construction loan management department. Mr. Shipp received his B.A. degree in Economics from the University of California, Irvine.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2002 Value Fund, LLC

March 2, 2011	By:	/s/ Steven M. Shipp

Name: Steven M. Shipp
Title: Executive Vice President, Portfolio Management of Grubb & Ellis Realty Investors, LLC, the Manager of NNN 2002 Value Fund, LLC (principal executive officer)